Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements (and any amendments thereto) of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedule of IAC/InterActiveCorp (formerly InterActiveCorp and USA Interactive), IAC/InterActiveCorp management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of IAC/InterActiveCorp, included in this Annual Report and any amendments thereto (Form 10-K) for the year ended December 31, 2004:

COMMISSION FILE NO.

Form S-8, No. 033-53909
Form S-8, No. 333-03717
Form S-8, No. 333-18763
Form S-8, No. 333-48869
Form S-8, No. 333-48863
Form S-8, No. 333-57667
Form S-8, No. 333-65335
Form S-8, No. 333-34146
Form S-8, No. 333-37286
Form S-8, No. 333-37284
Form S-3, No. 333-81576
Form S-3, No. 333-87226
Form S-3, No. 333-88850
Form S-3, No. 333-105095
Form S-8, No. 333-101199
Form S-8, No. 333-105014
Form S-8, No. 333-105876
Form S-8, No. 333-104973
Form S-8, No. 333-110247
Form S-8, No. 333-118724

/s/ Ernst & Young LLP

New York, New York

March 15, 2005